FILED PURSUANT TO RULE 424(B)(3)

REGISTRATION NO. 333-265810

Dated July 12, 2022

PROSPECTUS

22,457,782 Shares of Common Stock

This prospectus covers the resale by the selling shareholders of Reed’s, Inc. (“Reed’s,” “we,” “us” or the “Company”) identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 22,457,782 shares of our common stock issuable pursuant to the terms of the secured convertible promissory notes issued May 9, 2022 (“Notes”), including shares issuable upon conversion or as amortization or interest make-whole payments. We will not receive any of the proceeds from the sale of shares of our common stock or conversion of the Notes by the selling shareholders.

The selling shareholders or their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling shareholders’ interests in the shares of common stock described this prospectus may offer and sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling shareholder may sell its shares of common stock in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our common stock is listed on The Nasdaq Capital Market under the symbol “REED.” The last reported sale price of our common stock on July 11, 2022 was $0.1699 per share.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page [6] of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2022

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INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). You should read both this prospectus together with additional information described under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, “Reed’s,” “Company,” “we,” “us” and “our” refer to Reed’s, Inc., and “selling shareholders” and “selling shareholder” refer to one or more selling shareholders identified in the “Selling Shareholders” section of this prospectus and their respective permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling shareholders’ interests in any of the securities. References to “securities” include any security that we or the selling shareholders might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, can also be accessed free of charge on our website at www.reedsinc.com under “Investors — SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our website, www.reedsinc.com. We have not incorporated by reference into this prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “REED.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of these documents and contracts from the Securities Exchange Commission’s web site or our web site.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 15, 2022;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 16, 2022;

●	our Current Reports on Form 8-K dated December 30, 2021 (as filed January 5, 2022), March 10, 2022 (as filed March 14, 2022), March 21, 2022 (as filed March 22, 2022 and amended July 7, 2022), March 28, 2022 (as filed April 1, 2022), May 9, 2022 (as filed May 10, 2022), May 28, 2022 (as filed June 3, 2022); June 30, 2022 (as filed July 7, 2022 and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-32501), filed with the SEC pursuant to Section 12(b) of the Exchange Act on May 9, 2019, as may be amended, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, (ii) after the effective date of such registration statement and (iii) after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus supplement. You may also access this information on our website at www.reedsinc.com and the URL where incorporated reports and other reports may be accessed is http://reedsinc.com/investors/sec-filings/.

Investor Relations at Reed’s Inc.

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

ir@reedsinc.com

(800) 997-3337 Ext. 2 or (617) 956-6736

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

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Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following risk factors:

● We have a history of operating losses. Our estimates regarding the sufficiency of our cash resource and capital requirements and needs for additional financing raises substantial doubt about our ability to continue as a going concern.

● The impact of the COVID-19 pandemic and its residual impact could continue to harm our business and results of operations.

● Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

● Increased market spending may not drive volume growth.

● Increases in costs of packaging, ingredients, fuel, and contract manufacturing tolling fees may have an adverse impact on our gross margin.

● We may be unable to mitigate and manage disruption caused by labor shortages, significant raw material cost inflation, logistics issues and increased freight costs, and ongoing port congestion, which could have an adverse effect on our business, financial condition and results of operations.

● Our significant debt obligations and liquidity needs could restrict our operations and make us more vulnerable to adverse economic conditions.

● If we do not adequately manage our inventory levels, our operating results could be adversely affected.

● It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

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We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” appearing elsewhere in this prospectus relating to factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements contained in this prospectus or in any document or report incorporated by this prospectus are made as of the date of this prospectus or such documents or reports, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, Part II, Item 1A of our Quarterly report on Form 10-Q for the period ended March 31, 2022 and as may be described in our future filings with the SEC, which are incorporated by reference in this prospectus. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. You should also carefully consider the other information included or incorporated by reference in this prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Available Information

We maintain a website at the following address: www.reedsinc.com. The information on our website is not incorporated by reference in this report. We make available on or through our website certain reports and amendments to those reports that we file with or furnish to the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”). These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We make this information available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. In addition, we routinely post on the “Investors” page of our website news releases, announcements and other statements about our business and results of operations, some of which may contain information that may be deemed material to investors. Therefore, we encourage investors to monitor the “Investors” page of our website and review the information we post on that page. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at the following address: http://www.sec.gov.

THE COMPANY

Overview

Reed’s owns a leading portfolio of handcrafted, natural beverages that is sold in over 45,000 outlets nationwide. These outlets include the natural and specialty food channel, grocery stores, mass merchants, drug stores, convenience stores, club stores and on-premise locations including bars and restaurants. Reed’s two core brands are Reed’s, which includes Reed’s Craft Ginger Beer and Reed’s Real Ginger Ale, and Virgil’s Handcrafted sodas. Reed’s Craft Ginger Beers are unique due to the proprietary process of using fresh ginger root combined with a Jamaican inspired recipe of natural spices, honey and fruit juices. Reed’s uses this same handcrafted approach in its Reed’s Real Ginger Ale and Virgil’s line of great tasting, bold flavored craft sodas, including its award-winning Virgil’s Root Beer.

Reed’s is the leading ginger beer in the US; Virgil’s is the independent natural full line craft soda and is a leader in the craft soda category.

Our Products

We make our hand-crafted beverages with only premium, natural ingredients. Our products are free of genetically modified organisms (“GMOs”) and artificial preservatives. Over the years, Reed’s has developed several product offerings. In 2019, we streamlined our focus to our core categories of Reed’s Ginger Beverages and Virgil’s Craft Sodas. In April 2020, we launched our new line of Reed’s Real Ginger Ales, in both Full Sugar and Zero Sugar varieties, made with 2,000 mg of fresh organic ginger. In 2021, we extended our Ginger Ale offerings with Mocktails and we entered the alcohol space with the launch of our RTD Classic Mule that is 7% ALC and Zero Sugar.

Reed’s Craft Ginger Beer

Reed’s Craft Ginger Beer is set apart from other ginger beers by its proprietary process of brewing fresh ginger root, its exclusive use of natural ingredients, and its authentic Jamaican-inspired recipe. We do not use artificial preservatives, artificial flavors, or colors, and Reed’s Ginger Beer is certified kosher. We offer different levels of fresh ginger content, ranging from our lightest-spiced Original, to our medium-spiced Extra, and finally to our spiciest Strongest. We also offer three sweetener options: one with cane sugar, honey and fruit juices; one with honey and pineapple juice; and another without sugar (Zero Sugar) made from an innovative blend of natural sweeteners. In 2021, we expanded our Extra Ginger Beer portfolio into cans offerings.

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As of the end of 2021, the Reed’s Craft Ginger Beer line included five major varieties with a mix of bottles and cans:

●	Reed’s Original Ginger Beer – Our first to market product uses a Jamaican-inspired recipe that calls for fresh ginger root, lemon, lime, pineapple juice, honey, raw cane sugar, herbs and spices.

●	Reed’s Premium Ginger Beer – Our Original Ginger Beer sweetened with honey and pineapple juice. (No cane sugar added.)

●	Reed’s Extra Ginger Beer – Contains 100% more fresh ginger than Reed’s Original recipe for extra spice.

●	Reed’s Strongest Ginger Beer – Contains 200% more fresh ginger than Reed’s Original for the strongest spice.

●	Reed’s Zero Sugar Extra Ginger Beer – launched in 2019, it uses a proprietary natural sweetening system for a zero-calorie version of our Reed’s Extra Ginger Beer.

Reed’s Real Ginger Ale

Reed’s Real Ginger Ale is unique for the category because it combines real fresh ginger with the classic, refreshing taste that consumers love. It contains nothing artificial and is Non-GMO project verified. We offer two sweetener options: one with cane sugar and the other with our zero-calorie proprietary natural sweetening system.

●	Reed’s Real Ginger Ale – launched in April 2020 in standard and sleek 12-ounce cans. It is the only mass market ginger ale made with organic fresh ginger.

●	Reed’s Zero Sugar Real Ginger Ale – also launched in April 2020 in standard and slim cans. It uses proprietary sweetening system to match the great taste of the cane sugar version in a zero-calorie drink.

●	NEW! Reed’s Mocktails- In 2021 Reed’s line extended its Zero Sugar Ginger Ale, with the launch of Mocktail Flavors. It uses our proprietary sweetening system to match the great taste of the cane sugar version in a zero-calorie drink. The two flavors are Shirley Tempting and Transfusion.

Reed’s Ready to Drink

NEW! Reed’s Zero Sugar Classic Mule: Launched in 2020 and expanded to 37 states in 2021, Reed’s first-ever alcoholic offering is packed with REAL, fresh ginger root and made through a unique handcrafted brewing and fermentation process. It contains 7% alcohol, and a light-spice flavor profile with no artificial colors, gluten, GMOs or caffeine. It is the ultimate mule, made with fresh ginger root, to be enjoyed anytime, anywhere.

Other New Ginger Beverages under the Reed’s brand

Reed’s Wellness Ginger Shots – launched in February 2020 offered in two varieties: Daily Ginger and Ginger Energize. These convenient, shelf-stable shots provide a ginger boost on the go.

Virgil’s Handcrafted Sodas

Virgil’s is a premium handcrafted soda that uses only natural ingredients to create bold renditions of classic flavors. We don’t use any artificial preservatives, any artificial colors, or any GMO-sourced ingredients, and our Virgil’s line is certified kosher. The Virgil’s line includes the following products:

●	Handcrafted Line: Virgil’s first Handcrafted soda was launched in 1994. It began as one man’s passion to create the finest root beer ever produced and has since won numerous awards. Virgil’s difference is using natural ingredients to craft bold, classic soda flavors. Virgil’s Handcrafted line includes Root Beer, Vanilla Cream, Black Cherry, and Orange Cream.

●	Zero Sugar Line: Virgil’s launched a new line of Zero Sugar, Zero Calorie craft sodas in 2019. Each Zero Sugar soda is sweetened with a proprietary blend of natural sweeteners with no added sugars and is certified Keto. This natural line of Zero Sugar flavors includes Root Beer, Cola, Black Cherry, Vanilla Cream, Orange Cream, Lemon-Lime, Ginger Ale, Grapefruit and Dr. Better.

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Our Primary Markets

We target a smaller segment of the estimated $25 billion mainstream carbonated and non-carbonated soft drink markets in the United States. Our brands are generally considered premium and natural, with upscale packaging. They are loosely defined as the craft specialty bottled carbonated soft drink category.

We have an experienced and geographically diverse sales force promoting our products, with senior sales representatives strategically placed in multiple regions across the country, supported by local Reed’s sales staff. Additionally, we have sales managers handling national accounts for natural, specialty, grocery, mass, club, drug and convenience channels. Our sales managers are responsible for all activities related to the sales, distribution, and marketing of our brands to our entire retail partner and distributor network in North America. The Company not only employs an internal sales force but has partnered with independent sales brokers and outside representatives to promote our products in specific channels and key targeted accounts.

We sell to well-known popular natural food and gourmet retailers, large grocery store chains, mass merchants, club stores, convenience and drug stores, liquor stores, industrial cafeterias (corporate feeders), and to on-premise bars and restaurants nationwide and in some international markets. We also sell our products and promotional merchandise directly to consumers via the Internet through our Amazon storefront which can be accessed through our company web site www.drinkreeds.com.

Some of our representative key customers include:

●	Natural stores: Whole Foods Market, Sprouts, Natural Grocers by Vitamin Cottage, Fresh Thyme Farmers Market, Mother’s

●	Gourmet & specialty stores: Trader Joe’s, Bristol Farms, Lazy Acres, The Fresh Market, Central Market

●	Grocery and mass chains: Kroger (and all Kroger banners), Albertson’s/Safeway, Publix, Food Lion, Stop & Shop, H.E.B., Wegmans, Target, Walmart

●	Club stores: Costco and BJ’s

●	Liquor stores: BevMo!, Total Wine & More, Spec’s

●	Convenience & drug stores: Circle K, CVS Health, Rite Aid, QuikTrip

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DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our certificate of incorporation, as amended (“Certificate”) and our amended and restated bylaws, as further amended (“Bylaws”) and to the applicable provisions of Delaware law.

We are authorized to issue 180,000,000 shares of common stock, $0.0001 par value. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not authorized; the holders of a majority of our outstanding shares of common stock may elect all directors. Holders of common stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

As of June 22, 2022, we had 112,652,320 shares of common stock issued and outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “Interested Stockholder” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our Bylaws (provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaw provisions adopted or amended by the board of directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders) which could delay, defer or prevent a change in control.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

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Section 145 of the DGCL, as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Our Certificate provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our Certificate also provides discretionary indemnification for the benefit of our directors, officers and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our Bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We do currently provide liability insurance coverage for our directors and officers. We also have entered into indemnification agreements with certain of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar; Market Listing

The transfer agent for the Company’s common stock is Transfer Online, Inc., telephone (503) 227-2950. Our common stock is listed on The Nasdaq Capital Market under the symbol “REED.”

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PRIVATE PLACEMENT OF NOTES

On May 9, 2022, we entered into a note purchase agreement with certain institutional investors pursuant to which the investors agreed to purchase, and we agreed to issue and sell in a private placement, $11,250,000 of secured convertible promissory notes (“Notes”). We also granted the investors an option to purchase up to an additional $12,000,000 aggregate principal amount of Notes in three equal tranches expiring 180, 270 and 365 calendar days after the date of the note purchase agreement, with each tranche having identical terms (other than with respect to the issue date) to the initial Notes issued. The note purchase agreement includes standard representations, warranties and covenants of Reed’s and the investors.

The Notes will mature on May 9, 2025. The Notes bear interest semiannually at a rate of 10% per annum, with 5% payable in cash and 5% payable “in kind” by adding such accrued and unpaid interest to the unpaid principal amount of the Notes. The Notes also have an amortization feature that may be elected at the request of the holders of majority of the Notes beginning in August 2022, which would require Reed’s to make monthly payments of $200,000 of the principal amount of Notes outstanding together with a partial interest make-whole payment on the amortized principal amount. Amortization payments and related interest make-whole payments are payable, at our election, in cash or, subject to certain limitations, in shares of common stock valued at a 10% discount to the 5-day volume-weighted average price.

The Notes are convertible at the option of the holder into shares of Reed’s common stock following the earlier of the date when the Nasdaq Stockholder Approval (as defined below) has been obtained and the date when holders of a majority of the Notes waive the requirement that we seek the Nasdaq Stockholder Approval. Up to 19.9% of Company’s outstanding shares of common stock, on a pre-transaction basis, or 22,457,782 shares, may be issued pursuant to the Notes prior to receipt of Stockholder Approval, upon waiver of the Nasdaq Stockholder Approval requirement at the election of holders, as described below, in accordance with Nasdaq listing standards. The initial conversion rate of the Notes is 4.1503 shares per $1 of principal amount converted, subject to customary anti-dilution adjustments. Upon conversion, holders of the Notes are also entitled to receive an interest make-whole payment, which is payable, at our election, in cash or, subject to certain limitations, in shares of common stock valued at a 10% discount to the 5-day volume-weighted average price.

We have reserved for issuance 22,457,782 shares of common stock issuable pursuant to the terms of the Notes, including shares issuable upon conversion or as amortization or interest make-whole payments.

Notwithstanding the foregoing, our ability to settle conversions and make amortization and interest make-whole payments using shares of our common stock is subject to certain limitations set forth in the Notes, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved (i) the issuance of more than 19.9% of the Company’s outstanding shares of common stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”) and (ii) an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock. The Company has agreed to seek stockholder approval of these matters at a meeting to be held prior to August 30, 2022. Further, the Notes contain a beneficial ownership limitation as to each holder, together with its affiliates and attribution parties, of 9.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of, or as part of any amortization payment or interest make-whole payment under, the Notes.

The Notes contain customary affirmative and negative covenants and events of default. The Notes are secured by substantially all of our assets (including all our intellectual property) and are subject to a Collateral Sharing Agreement with Alterna Capital Solutions, LLC, our existing secured lender. Further, covenants in the Notes permit us to incur up to $6,000,000 of indebtedness under the ABL documents, which can grow by an additional $10,000,000 depending on principal amount of Notes converted.

Reed’s also entered into a registration rights agreement with the holders, pursuant to which Reed’s agreed to file a registration statement to register for resale shares issuable upon conversion of the Notes or as an interest or amortization payment within 45 days of the closing of the private placement. We are subject to penalties and additional interest payments in the event we do not meet certain filing requirements and deadlines set forth in the registration rights agreement.

SUMMARY OF THE OFFERING

Common stock offered by the selling shareholder	Up to 22,457,782 shares of our common stock issuable pursuant to the terms of the Notes, including shares issuable upon the conversion or as amortization or interest make-whole payments.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock or conversion of Notes by the selling shareholders pursuant to this prospectus.

Offering Price	The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	REED

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock or conversion of the Notes by the selling shareholders pursuant to this prospectus.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are those issuable to the selling shareholders pursuant to the terms of the Notes, including upon conversion or as amortization or interest make whole payments. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Notes, the selling shareholders have not had any material relationship with us within the past three years.

For purposes of this prospectus, “selling shareholders” includes the shareholders listed below and their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling shareholders’ interests in the securities. To the extent required, we will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholders who are able to use this prospectus to resell the ordinary shares registered hereby.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and the Notes, as of June 22, 2022, assuming full conversion of the Notes held by the selling shareholders on that date, without regard to any limitation on conversion (including any limitation resulting from the requirement to obtain Nasdaq Stockholder Approval).

In accordance with the terms of the registration rights agreement with the holders of the Notes, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock issuable upon conversion of, or payment of amortization or interest with respect to, the Notes, determined as if the outstanding Notes were converted, as applicable, in full (including the interest make-whole payment that would apply and any additional shares issuable upon conversion in connection with a make-whole fundamental change as if the conversion had occurred on such date), in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Notwithstanding the foregoing, the maximum number of shares that may be resold under this prospectus is 22,457,782, which is the maximum number of shares that we may issue to settle conversions or make amortization or interest payments until the time, if any, that our stockholders have approved the issuance of a greater number of shares in accordance with Nasdaq listing standards.

The amounts listed in the third and fourth columns reflect the number of shares being offered by each selling shareholder and the number of shares remaining following the sale of such shares, respectively. The amounts listed do not assume sales by any other selling shareholder and are subject to the maximum number of shares that may be resold under this prospectus.

Under the terms of the Notes, a selling shareholder may not convert or be issued shares of common stock to the extent such conversion or issuance would cause such selling shareholders, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.9% of our then outstanding common stock following such conversion or issuance, excluding for purposes of such determination shares of common stock issuable upon conversion of any Notes that have not been converted. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name and Address of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Owned After Offering (1)
Whitebox Multi-Strategy Partners, LP (2)	26,976,950	22,457,782	4,519,168

Whitebox Relative Value Partners, LP (2)	14,941,080	14,941,080	—

Pandora Select Partners, LP (2)	2,490,180	2,490,180	—

Whitebox GT Fund, LP (2)	2,282,665	2,282,665	—

*less than 1%

1

“Beneficial ownership” is a term broadly defined in Rule 13d-3 under the Exchange Act and includes more than the typical form of stock ownership, that is, stock held in a person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this column, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of June 22, 2022.

The amounts assuming conversion of the Notes held by the selling shareholders on that date, without regard to any limitation on conversion (including any limitation resulting from the requirement to obtain Nasdaq Stockholder Approval).

2	Whitebox Advisors LLC is the investment manager of Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP and Whitebox GT Fund, LP (the “Whitebox Funds”) and holds voting and dispositive power over the shares of common stock beneficially owned by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Jacob Mercer, Nick Stukas Brian Lutz, Paul Roos and Dyaln Capital Partners II (A), a non-voting member. Such individuals and entity disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect pecuniary interest, if any, in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the terms of the Notes, including upon conversion or as amortization or interest make-whole payments, to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock or conversion of the Notes by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Sales of shares of our common stock by the selling shareholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

●	block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;

●	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

●	privately negotiated transactions;

●	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	the settlement of short sales;

●	a combination of any of the foregoing methods of sale; and

●	any other method permitted by applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as the selling shareholders’ agent in the sale of shares by the selling shareholders.

In connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the selling shareholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell our common stock short to effect its hedging transactions and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling shareholders from the sale of the shares of common stock offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

To the extent required, the shares to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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Each broker-dealer that receives our common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of our common stock. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling shareholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.

The selling shareholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling shareholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The selling shareholders and any brokers, dealers, agents or others that participate with the selling shareholders in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling shareholders is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

There can be no assurance that the selling shareholders will sell any or all of the shares of our common stock offered hereby.

We will bear all fees and expenses in connection with the preparation and filing of the registration statement of which this prospectus is a part. The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of our counsel. We estimate that the total expenses payable by us in connection with the preparation and filing of the registration statement of which this prospectus is a part will be $20,500. We will indemnify the selling shareholders against liabilities, including certain liabilities under the Securities Act. We may be indemnified by the selling shareholders against liabilities, including certain liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus.

Any underwriter, dealers and agents engaged by the selling shareholders may engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders, in the ordinary course of business.

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LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Raines Feldman LLP, Los Angeles, California.

EXPERTS

The financial statements of Reed’s Inc. as of December 31, 2021 and 2020, and for the years then ended, appearing in Reed’s Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report of Weinberg & Company, P.A. pertaining to such financial statements given on the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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22,457,782 Shares of Common Stock

PROSPECTUS

July 12, 2022

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